EX-10.24 - Consulting Agreement dated April 25, 2001 between Eurotech, Ltd. and
           Harborstone Financial Group, Inc.

HARBORSTONE
FINANCIAL GROUP, INC.

                                                                  April 25, 2001

EUROTECH, Ltd.
10306 Eaton Place
Suite 220
Fairfax VA 22030
Attention: Don V. Hahnfeldt,
           President and Chief Executive Officer

Ladies and Gentlemen:

         The purpose of this letter is to confirm the engagement of Harborstone Capital Group, LLC ("Harborstone") by EUROTECH, Ltd. (the "Company") as a non-exclusive financial and strategic consultant to the Company to assist the Company in evaluating:

         (i) possibilities for improving the Company's capital structure; and

         (ii) the Company's strategic alternatives, including, without limitation, a possible transaction or series or combination of transactions whereby, directly or indirectly: (a) control of a material interest in part or all of the Company, one or more material assets or businesses of the Company or any of its affiliates may be sold, transferred, assigned or combined with those of a third party, or any similar transaction; or (b) an agreement relating to the sale, marketing or joint development of the Company's products or services is entered into.

         For purposes of this Agreement, any of the transactions described in clauses (i) and (ii) above shall be referred to as a "Transaction" and any third party involved as a principal in a Transaction shall be referred to as a "Transaction Party".

         Section 1. SERVICES TO BE RENDERED. Harborstone will perform such of the following financial consulting services on the Company's behalf as the Company may request:

         (a) Harborstone will familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties and financial condition of the Company and, if appropriate, a Transaction Party, it being understood that Harborstone shall, in the course of such familiarization, rely entirely upon publicly available information and such other information as may be supplied by the Company or the Transaction Party without assuming any responsibility for independent investigation or verification thereof;


   444 Madison Ave., 30th Floor * NEW YORK, NY 10022 * TEL: (111) 339-0080 *
                               FAX: (211) 819-1978

EX-10.24 - Consulting Agreement dated April 25, 2001 between Eurotech, Ltd. and
           Harborstone Financial Group, Inc.

EUROTECH, Ltd.
April 25, 2001
Page 2

         (b) Harborstone will advise and assist the Company in considering the desirability of effecting a Transaction, and, if the Company .believes such a Transaction to be desirable, in developing a general strategy for accomplishing a Transaction, including advice with respect to the structuring of the terms, conditions and financing of any proposed Transaction; and

         (c) Harborstone will render such other financial consulting services as may from time to time be agreed upon by Harborstone and the Company.

         The parties hereby acknowledge that Harborstone is not registered as a broker or dealer under the Securities Exchange Act of 1934 (the "1934 Act") and is not in a position to engage in activities for which such registration would be required. Notwithstanding anything otherwise to the contrary in this Agreement, the parties hereby acknowledge and agree that Harborstone's services to the Company shall be strictly limited to providing consulting services and that nothing contained herein shall: (a) constitute any commitment or OFFER WHATSOEVER by Harborstone to underwrite or place any securities; (b) constitute any commitment or offer whatsoever by Harborstone to contact or identify any Transaction Party or potential Transaction Party regarding a Transaction; (c) constitute any commitment or offer whatsoever by Harborstone to effect any transaction in securities or to induce or attempt to induce the purchase or sale of any securities; or (d) require Harborstone in performing its duties hereunder to engage in any activity that would result in Harborstone being required to register as a broker or dealer under the 1934 Act.

         SECTION 2. INFORMATION PROVIDED BY THE COMPANY.

         (a) The Company shall make available, and if appropriate shall request that the Transaction Party make available, to Harborstone all information concerning the business, operations, properties, prospects and financial condition of the Company or the Transaction Party, as applicable, that Harborstone requests in connection with the rendering of services hereunder, and shall provide Harborstone with reasonable access to the Company's officers, directors, employees, independent accountants and other advisors and agents as Harborstone shall deem appropriate.

         (b) The Company recognizes and confirms that Harborstone will use and rely upon the information provided by or on behalf of the Company and its advisors and agents or the Transaction Party, as the case may be, and their respective advisors and agents and on publicly available information in performing the services contemplated hereby. It is understood that in performing under this engagement Harborstone may assume and rely upon the accuracy and completeness of, and is not assuming any responsibility for independent investigation or verification of, such publicly available information and the information so furnished. It is also understood that Harborstone is not assuming any responsibility for any independent valuation or appraisal of any of the assets of the Company or the Transaction Party, as the case may be. The Company will promptly notify Harborstone if the Company learns of any material inaccuracy or misstatement in, or any material omission from; any such information furnished by the Company or the Transaction Party, as the case may be, or any of their agents or advisors, to Harborstone or of any such publicly available information.

EX-10.24 - Consulting Agreement dated April 25, 2001 between Eurotech, Ltd. and
           Harborstone Financial Group, Inc.


EUROTECH, LTD.
April 25, 2001
Page 3

         SECTION 3 FEES. The Company shall pay to Harborstone for its services hereunder the .following fees at the times set forth below:

         (a) A nonrefundable engagement fee in cash of $250,000.00 (the "Engagement Fee"); which Harborstone shall be entitled to receive in full upon execution of this Agreement, but which for the convenience of the Company shall be payable in four installments as follows: $124,999.00 to be paid upon execution of this Agreement and three subsequent installments of $41,667.00 per month, each payable on the first business day of each of the three months following the execution of this Agreement, such subsequent installments payable beginning. on May 1, 2001; and

         (b) In addition to the fee provided above and the reimbursement of expenses set forth in Section 4 below (unless Harborstone is determined not to be entitled to indemnification pursuant to the provisions of Exhibit A hereto), the Company shall pay to Harborstone the customary hourly fees charged by Harborstone for each hour that a Harborstone employee shall be required to testify (or be available on site to testify) in any court, arbitration or administrative proceedings, or in oral depositions relating thereto, arising out of or in connection with Harborstone's engagement hereunder, irrespective of whether such testimony is provided before or after a termination of this Agreement (the aggregate amount of such fees, the "Court Fees"). If this Agreement is terminated, any portion of the Engagement Fee and the Court Fees that remains outstanding shall become immediately due and payable to Harborstone. Any Court Fees that accrue in connection. with testimony provided after termination of this Agreement shall be due and payable to Harborstone upon delivery of an invoice therefor to the Company.

         SECTION 4. EXPENSES. Whether or not any Transaction is proposed or consummated and without in any way reducing or affecting the provisions of Exhibit A hereto, the Company shall reimburse Harborstone for its reasonable out-of-pocket expenses incurred in connection with the provision of services hereunder and the consummation of any Transaction contemplated or attempted hereby, including, without limitation, fees, disbursements and other charges of Harborstone's counsel. Out-of-pocket expenses also shall include, without limitation, travel and lodging, data processing and communication charges, research and courier services. The Company shall promptly reimburse Harborstone upon presentation of an invoice or other similar documentation.

         SECTION 5 INDEMNITY. The Company expressly agrees to the provisions of Exhibit hereto, which provide for certain indemnification. by the Company of Harborstone and certain related persons. Such Exhibit A is an integral part of this agreement and is incorporated by reference herein. If the Transaction takes the form of a merger or consolidation, the surviving company thereof shall assume the indemnification obligations of the Company set forth herein.

         SECTION 6. TERM. This agreement and Harborstone's engagement hereunder may be terminated by either the Company or Harborstone, upon thirty days' prior written notice thereof to the other party; provided, however, that (a) termination of Harborstone's engagement hereunder shall not affect the Company's continuing obligation to indemnify Harborstone and certain related persons as provided in Section 5 hereof and Exhibit A; (b) Harborstone shall be

EX-10.24 - Consulting Agreement dated April 25, 2001 between Eurotech, Ltd. and
           Harborstone Financial Group, Inc.


EUROTECH, Ltd.
April 25, 2001
Page 4

entitled to receive the full Engagement Fee and the full amount of the Court Fees; (c) termination of Harborstone's engagement hereunder shall not affect the Company's obligation to reimburse the expenses accruing prior to such termination to the extent provided for in Section 4; and (d) this Section 6 and
Section 7 hereof shall survive any termination of this Agreement and termination of Harborstone's engagement hereunder.

         SECTION 7. MISCELLANEOUS.

         (a) Except as contemplated by the terms hereof or as required by applicable law, Harborstone shall keep confidential. all information provided to it by the Company, unless publicly available or otherwise available to Harborstone without restriction or breach of any confidentiality agreement, and shall not disclose such information to any third party, other than in confidence to its employees, agents, representatives and advisors, without the Company's prior approval.

         (b) Harborstone has been retained under this agreement as an independent contractor with duties owed solely to. the Company. The advice (oral or written) rendered by Harborstone pursuant to this agreement is intended solely for the benefit and use of the Board of Directors of the Company in considering the matters to which this agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Harborstone be made by the Company, without the prior written consent of Harborstone.

         (c) The Company agrees that Harborstone shall have the right to place advertisements in financial and other newspapers and journals at Harborstone's own expense describing its services hereunder; provided, however, that Harborstone shall submit a copy of any such advertisement to the Company. for its approval, which approval shall not be unreasonably withheld or delayed.

         (d) This agreement may not be amended or modified except by a writing executed by each of the parties and this agreement, including all controversies arising from or relating to performance under this agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any contrary result otherwise required under applicable rules concerning conflict or choice of law. The provisions of this agreement, including; without limitation, the obligation to make the payments set forth in
Section 3 above, shall be binding on the Company and its successors and assigns. Harborstone may assign its rights and obligations under this agreement to an affiliate of Harborstone upon the prior written consent of the Company, such consent not to be unreasonably withheld or delayed.

         (e) Any lawsuits with respect to, in connection with or arising out of this agreement shall be brought in a court for the Southern District of New York and the parties hereto consent to the jurisdiction and venue of such court for the Southern District as the sole and exclusive forum, unless such court is unavailable, for the resolution of claims by the parties arising under or relating to this agreement. The parties hereto further agree that proper service of process on a party may be made on any agent designated by such party located in the State of New York.

EX-10.24 - Consulting Agreement dated April 25, 2001 between Eurotech, Ltd. and
           Harborstone Financial Group, Inc.


EUROTECH, Ltd.
April 25, 2001
Page 5

         (f) To the extent permitted by applicable law, the Company and Harborstone each hereby waive trial by jury in any lawsuit with respect to, in connection with or arising out of this agreement, or any other claim or dispute relating to the engagement of Harborstone arising between the parties hereto. The Company and Harborstone each confirm that the foregoing waivers are informed and freely made.

         (g) This letter agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same letter agreement.



                   [The following page is the signature page]

EX-10.24 - Consulting Agreement dated April 25, 2001 between Eurotech, Ltd. and
           Harborstone Financial Group, Inc.


EUROTECH, Ltd.
April 25, 2001
Page 6

         If the foregoing correctly sets forth the understanding and agreement between Harborstone and the Company, please so indicate by signing the enclosed copy of this letter, whereupon it shall become a binding agreement between the parties hereto as of the date first above written.

                                           Very truly yours,

                                           Harborstone Capital Group, LLC


                                           /s/ Thomas J. Yessman
                                           ------------------------------------
                                           By: Thomas J. Yessman,
                                           Member

Accepted and Agreed to as of the day first written above:

EUROTECH, Ltd.
By: /s/ Don V. Hahnfeldt
    --------------------
Name: Don V. Hahnfeldt
Title: CEO & President
885715.8

EX-10.24 - Consulting Agreement dated April 25, 2001 between Eurotech, Ltd. and
           Harborstone Financial Group, Inc.


         EXHIBIT A This Exhibit A is a part of. and incorporated into that certain Agreement, dated April 25, 2000, (together with this Exhibit A, this "Agreement") by and among EUROTECH, Ltd. (together with its subsidiaries and affiliates, the "Company") and Harborstone Financial Group, Inc.
("Harborstone").

         The Company shall indemnify and hold harmless flarborstone and its affiliates, counsel and other professional advisors, and the respective directors, officers, controlling persons, agents and employees of each of the foregoing (Harborstone and all of such other persons collectively, the "Indemnified Parties"), from and against any losses, claims or proceedings including stockholder actions, damages, judgments, assessments, investigation costs, settlement costs, fines, penalties, arbitration awards, other liabilities, costs, fees and expenses (collectively, "Losses") (i) related to or arising out of any action or failure to act by the Company, the Company's employees or other agents or Harborstone at the Company's request or with the Company's consent, or (ii) otherwise related to or arising out of the engagement of Harborstone under this Agreement or any transaction or conduct in connection therewith; provided, however that this clause (ii) shall not apply if it is finally judicially determined by a court of competent jurisdiction that such Losses arose solely out of the gross negligence or bad faith of such Indemnified Party. If multiple claims are brought against an Indemnified Party in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available:

         The Company shall further reimburse any Indemnified Party promptly for, or at the Indemnified Party's option advance amounts sufficient to cover, any legal or other fees or expenses as they are incurred (i) in investigating, preparing or pursuing any action or other proceeding (whether formal or informal) or threat thereof, whether or not in connection with pending or threatened litigation or arbitration and whether or not any Indemnified Party is a party (an "Action") and (ii) in connection with enforcing such Indemnified Party's rights under this Agreement (including, without limitation, its rights under this Exhibit A); provided, however, that if it is finally judicially determined by a court of competent jurisdiction that the Losses of such Indemnified Party arose solely out of the gross negligence or bad faith of such Indemnified Party, such Indemnified Party will promptly remit to the Company any amounts reimbursed or advanced under this paragraph.

         The Company shall, if requested by Harborstone, assume the defense of any such Action including the employment of counsel reasonably satisfactory to Harborstone and will not settle, compromise, consent or otherwise resolve or seek to terminate any pending or threatened Action (whether of not any Indemnified Party is a party thereto) unless it obtains the prior written consent of Harborstone or an express, unconditional release of each Indemnified Party from all liability relating to such Action and the engagement of Harborstone under this Agreement. Any Indemnified Party shall be entitled to retain separate counsel of its choice and participate in the defense of any Action in connection with any of the matters to which this Exhibit A relates, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; provided, however that the Company shall not in such


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EX-10.24 - Consulting Agreement dated April 25, 2001 between Eurotech, Ltd. and
           Harborstone Financial Group, Inc.


event be responsible under this Exhibit A for the fees and expenses of more than one firm of separate counsel (in addition to local counsel) in connection with any such Action in the same jurisdiction.

         The Company agrees that if any right of any Indemnified Party set forth in the preceding paragraphs is finally judicially determined to be unavailable (except by reason of the gross negligence or bad faith of such Indemnified Party), or is insufficient to hold such Indemnified Party harmless against such Losses as contemplated herein, then the Company shall contribute to such Losses
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company and its stockholders, on the one hand, and such Indemnified Party, on the other hand, in connection with the transactions contemplated hereby, and (ii) if (and only if) the allocation provided in clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and such Indemnified Party; provided, owe r, that in no event shall the amount, if any, to be contributed by all Indemnified Parties exceed the amount of the fees actually received by Harborstone hereunder. Benefits received (or anticipated to be received) by the Company and its stockholders shall be deemed to be equal to the aggregate cash consideration and value of securities or any other property payable, exchangeable or transferable in any proposed or potential transactions within the scope of this Agreement, and benefits received by Harborstone shall be deemed to be equal to the compensation payable by the Company to Harborstone in connection with this Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or the Company's employees or other agents) on the one hand or by Harborstone on the other hand. The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above.

         The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Party pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Party's actions or inactions in connection with any such advice, services or transactions except for Losses of the Company that are finally judicially determined by a court of competent jurisdiction to have arisen solely out of the gross negligence or bad faith of such Indemnified Party in connection with any such advice, actions, inactions or services.

         The rights of the Indemnified Parties hereunder shall be in addition to any other rights that any Indemnified Party may .have at common law, by statute or otherwise. Except as otherwise expressly provided for in this Exhibit A, if any term, provision, covenant or restriction contained in this Exhibit A is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy; (a) the remainder of the terms, provisions, covenants and restrictions contained in this agreement all remain in full force and effect and shall in no way be affected, impaired or invalidated and (b) in lieu of the invalid, void or unenforceable term there shall be added as part of this Agreement a provision as similar in terms and commercial effect to such invalid, void or unenforceable - term as may be possible and remain valid and enforceable. The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.



                                       A-2